UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(B) OR 12(G) OF THE

SECURITIES EXCHANGE ACT OF 1934

TRISTATE CAPITAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	20-4929029
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

One Oxford Centre 301 Grant Street, Suite 2700 Pittsburgh, Pennsylvania 15219	07632
(Address of principal executive officers)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be so registered
Common Stock, no par value	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-187681 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

ITEM 1.	DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

TriState Capital Holdings, Inc. (the “Registrant”) hereby incorporates by reference the description of its common stock, no par value per share, to be registered hereunder contained under the heading “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1 (File No. 333-187681), as originally filed with the Securities and Exchange Commission (the “Commission”) on April 2, 2013, as subsequently amended (the “Registration Statement”), and in the prospectus included in the Registration Statement to be filed separately by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus shall be deemed to be incorporated by reference herein.

The Registrant’s common stock to be registered hereunder has been approved for listing on the NASDAQ Global Select Market of The NASDAQ Stock Market LLC under the symbol “TSC.”

ITEM 2.	EXHIBITS.

In accordance with the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: May 6, 2013

TRISTATE CAPITAL HOLDINGS, INC.

By:	/s/ James F. Getz
James F. Getz
Chairman, Chief Executive Officer and President

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